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                              EX-10.20



Nature's Best, Division of Puro Water Group, Inc.
56-45 58th Street, Maspeth, New York 11378-0010 718 326-7000, fax 718 894-8357

June 13, 1996


Messrs. Joseph and Mark Spadola
Shawangunk Bulk Spring Water Corp.
271 Indian Springs Camp Lane
Pine Bush, NY 12566

Gentlemen:

This will confirm our arrangement regarding the long term supply of bulk spring water from your Indian Springs source to our operations. The terms of our agreement are as follows:

     1. The Indian Springs source shall be Puro's primary spring source for its Long Island facility and secondary for its E. Orange, NJ, facility.

     2. The water shall continue to meet all applicable governmental, NSF, and IBWA bulk spring water standards.

     3. Puro shall be granted "most favored customer" status with respect to product pricing whereby the price charged Puro shall be no greater than that charged by the seller to any customer of equal or lesser volume, and Puro shall have first priority drawing and delivery rights to the Indian Springs source in the event of rationing or prorating of the spring output; this understanding shall remain in force for renewable three year periods from this date subject to mutual renewal agreement by both parties.

     4. This agreement is for fifteen three-year periods expiring in the year 2041 and is cancellable only upon the failure of either party to renew at the end of any three year period or the failure of either party to meet any of its obligations above.

     5. This agreement shall be binding upon and inure to the benefit of both parties and their respective successors, assigns, grantees and legal representatives.

As agreed and accepted by:


                                             /s/ Joe Spadola


/s/ Peter M. Nicholas                        /s/ Mark Spadola
-----------------------------------          -----------------------------------
Peter M. Nicholas, President                 Shawangunk Bulk Spring Water Corp.
Nature's Best Division, Puro Water
Group Inc.


/s/ Jack C. West
------------------------------------
Jack C. West, President, Puro Water
Group Inc.